UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN EXPRESS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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American Express Company

200 Vesey Street

New York, NY 10285

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

TUESDAY, MAY 5, 2020

The following press release dated April 17, 2020 relates to the Notice of Annual Meeting and the Proxy Statement for the 2020 Annual Meeting of Shareholders (Proxy Statement) of the American Express Company (Company), dated March 24, 2020 and furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 5, 2020. This press release is being filed with the Securities and Exchange Commission on or about April 17, 2020 and should be read in conjunction with the Proxy Statement and other proxy materials. Except as specifically revised by the information contained herein, this press release does not revise or update any of the other information set forth in the Proxy Statement.

FOR IMMEDIATE RELEASE

Media Contact:

Marina H. Norville, marina.h.norville@aexp.com, +1.212.640.2832

Andrew R. Johnson, andrew.r.johnson@aexp.com, +1.212.640.8610

Investors/Analysts Contacts:

Vivian Y. Zhou, vivian.y.zhou@aexp.com, +1.212.640.5574

Melanie L. Michel, melanie.l.michel@aexp.com, +1.212.640.5574

AMERICAN EXPRESS TO AUDIO WEBCAST ITS ANNUAL MEETING OF SHAREHOLDERS ON MAY 5

New York, NY, April 17, 2020 – American Express announced today that it is transitioning the format of its previously-scheduled annual shareholder meeting to a live audio webcast, which will be held on Tuesday, May 5, 2020 at 9 a.m. (ET). Given public health concerns and guidance from government and medical authorities relating to the COVID-19 situation, the company will no longer host the event with in-person attendees.

To participate in the meeting virtually and access the webcast, shareholders entitled to vote as of the March 9, 2020 record date can visit www.virtualshareholdermeeting.com/AXP2020 and enter the 16-digit control number provided to them in their notice, on their proxy card, or in the voting instructions that accompanied their proxy materials. Non-shareholders and shareholders without a control number may attend the annual meeting, but they will not have the option to vote or ask questions during the meeting.

A replay of the meeting will be available on American Express’ Investor Relations website at http://ir.americanexpress.com.

Whether or not shareholders plan to attend the virtual-only meeting, American Express encourages shareholders to vote and submit their proxies using one of the methods described in the proxy materials in advance of the meeting. Beneficial owners of shares held in street name will need to follow the instructions provided by the bank, broker or other intermediary that holds their shares.

For additional information about how to participate in and vote at the virtual annual meeting, visit www.virtualshareholdermeeting.com/AXP2020.

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About American Express

American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

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